UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 24, 2009, Orthovita, Inc. (the “Company”) filed a Form 8-K under Item 1.01 to which it attached as an exhibit the Company’s 2007 Equity Compensation Plan, as amended on June 23, 2009 (the “Amended 2007 Plan”).

The Company is filing this Amendment No. 1 to Form 8-K to correct inadvertent and inaccurate references in Item 1.01 and Exhibit 10.1 to the total aggregate number of shares of Company common stock which may be issued under the Amended 2007 Plan as 17,594,318. The correct total aggregate number of shares of Company common stock which may be issued under the Amended 2007 Plan is 13,594,318.

A copy of the Amended 2007 Plan which reflects the corrected amount of total aggregate number of shares of Company common stock which may be issued under the Amended 2007 Plan is filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	2007 Omnibus Equity Compensation Plan, as amended on June 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Christine J. Arasin
Vice President and General Counsel

Dated: June 25, 2009